PRESS RELEASE
Exhibit 99
GE Reports 4Q’13 Operating EPS $0.53 +20%
Organic Revenues +5%
4Q Operating margins 18.3%, +100 basis points
Orders +8%
Record backlog of $244B

4Q and Full-Year 2013 Highlights
•	4Q operating EPS of $0.53, up 20%
✓	Industrial segment profit +12%, with six of seven segments growing earnings
✓	5% Industrial segment organic revenue growth
✓	Full-year operating EPS of $1.64, up 9%
•	4Q U.S. orders +8%, growth market orders +13%, Europe orders +3%
•	4Q margins up 100 bps vs. 4Q’12; full-year margins +66 bps excluding acquisitions
✓	$1.6 billion reduction in Industrial structural costs in 2013, ahead of plan
•	GE Capital earnings +38% including gains, with ENI (excluding cash and equivalents) at $380 billion
✓	GECC Tier 1 common ratio (Basel 1) at 11.4%, +1.2%
•	$18.2 billion returned to shareholders in 2013
•	$89 billion of consolidated cash and equivalents at year-end
•	2014 framework remains unchanged

FAIRFIELD, Conn. – January 17, 2014 – GE [NYSE: GE] announced today fourth-quarter 2013 operating earnings of $5.4 billion, with earnings per share of $0.53, up 20% from the fourth quarter of 2012.  GAAP earnings from continuing operations were $5.0 billion, with earnings per share of $0.49, up 20%.  Revenues were $40.4 billion for the quarter, up 3% from the year-ago period, and $146.0 billion for the year.

“GE ended the year with strong fourth-quarter earnings and margin growth in an improving but mixed environment,” said GE Chairman and CEO Jeff Immelt.  “We saw good conditions in growth markets, strength in the U.S., and a mixed environment in Europe.  We had strong operating performance for the year and are pleased with our execution in 2013, taking $1.6 billion of cost out, growing margins, reducing the size of GE Capital, and returning more than $18 billion to shareholders."

Industrial segment profits rose 12% to $5.5 billion.  Six of seven Industrial segments had positive earnings growth.  Industrial segment margins improved 100 basis points over the prior-year period.  Infrastructure orders for the quarter were $30.7 billion, up 8%.  GE’s backlog of equipment and services at the end of the quarter was its highest ever at $244 billion, up $15 billion from the third quarter.  Industrial segment revenues grew 6%, with organic growth of 5%.  Growth market revenues were up 10% for the quarter, with double-digit growth in six of nine growth regions, and growth market orders were up 13%.  Services revenue grew 6%, with gains in most segments.

During the quarter, GE and CFM (a 50/50 joint venture between GE and Snecma) announced Dubai Airshow wins of more than $40 billion at list price, including GE’s largest airline commitment ever, valued at $11 billion at list price, for 300 GE9X engines for Emirates.  GE also announced a nearly $700 million contract with Saudi Electricity Company for F-class combined-cycle gas turbines and services, and was awarded 545 megawatts of commitments for wind turbines in Brazil’s A-3 auction.  GE’s investment in research & development continued to yield new products in 2013, including the release of 14 new Industrial Internet technologies to help airlines, energy companies, hospitals and other customers cut downtime, improve productivity, save fuel and reduce emissions.

(1)

GE Capital continued to execute on its strategy of becoming a smaller, more focused financial services business.  GE Capital earnings rose 38% including gains from the IPO of our Swiss consumer business, and the BAY disposition.  ENI (excluding cash and equivalents) was $380 billion at quarter-end.  Volume was up 5% for the quarter, with attractive returns.  General Electric Capital Corporation’s (GECC) estimated Tier 1 common ratio (Basel 1) rose 1.2% to 11.4%, and net interest margin was strong at 5%.  During the quarter, GECC paid $2 billion in dividends to the parent.

Full-year cash from GE operating activities (CFOA), excluding NBCUniversal deal-related taxes, was $17.4 billion.  GE ended the quarter with $89 billion of consolidated cash and cash equivalents.  GE’s strong cash performance for the quarter and the year supported its balanced capital allocation plan.  The Company returned $18.2 billion to shareowners in 2013, including $7.8 billion of dividends and $10.4 billion of stock buyback.  During the quarter, GE announced a 16% increase in its quarterly dividend to $0.22 per share, the fifth increase in just over three years.  GE also completed $9 billion of acquisitions in 2013.

GE made a number of investments in the quarter to strengthen the company in 2014 and beyond.  The Company recorded $0.05 per share of Industrial restructuring and other charges, partially offset by $0.03 per share of Industrial gains.  This, and other moves, should allow GE to increase its planned cost-out efforts in 2014 to more than $1 billion.  GE Capital strengthened its balance sheet, reduced non-core assets and took portfolio actions to decrease ENI, per the Company’s plan.

Immelt concluded, “GE ended the year with great strength.  We are well positioned to achieve our framework for 2014.”

Fourth-quarter and Full-year 2013 Highlights:

Fourth-quarter operating earnings were $5.4 billion, up 16% from fourth-quarter 2012, and operating EPS was $0.53, up 20%.  GAAP earnings from continuing operations (attributable to GE) were $5.0 billion, up 16%, or $0.49 per share, up 20% from the fourth quarter of 2012.

Including the effects of discontinued operations, fourth-quarter net earnings attributable to GE were $4.2 billion ($0.41 per share) in 2013 compared with $4.0 billion ($0.38 per share) in the fourth quarter of 2012.  This included Grey Zone charges of $0.04 per share, WMC charges of $0.01 per share, and charges for a disposition in Russia of $0.02 per share.

Fourth-quarter revenues increased 3% to $40.4 billion.  Industrial sales of $28.8 billion increased 6% compared to the fourth quarter of 2012.  GECC revenues of $11.1 billion decreased 5% from last year.

Full-year operating earnings were $16.9 billion, up 5%, from $16.0 billion in 2012, and operating EPS was $1.64, up 9% from $1.51 in 2012.  GAAP earnings from continuing operations (attributable to GE) were $15.2 billion, or $1.47 per share, up 4% and 7% respectively from 2012.

Including the effects of discontinued operations, full-year net earnings attributable to GE were $14.1 billion ($1.36 per share) in 2013 compared with $13.6 billion ($1.29 per share attributable to common shareowners) in 2012.

Full-year revenues were $146.0 billion, flat with last year.  Industrial sales of $101.0 billion were flat with last year.  GECC revenues of $44.1 billion were down 3% from 2012.

Cash generated from GE operating activities in 2013 totaled $17.4 billion excluding $3.2 billion of NBCUniversal deal-related taxes.  Cash generated from Industrial operating activities, excluding the NBCUniversal deal-related taxes, totaled $11.5 billion.

The accompanying tables include information integral to assessing the Company’s financial position, operating performance and cash flow.

(2)

GE will discuss preliminary fourth-quarter results on a webcast at 8:30 a.m. ET today, available at www.ge.com/investor.  Related charts are now posted on our website for your review prior to the call.

*   *   *
About GE
GE (NYSE: GE) works on things that matter.  The best people and the best technologies taking on the toughest challenges.  Finding solutions in energy, health and home, transportation and finance.  Building, powering, moving and curing the world.  Not just imagining.  Doing.  GE works.  For more information, visit the company's website at www.ge.com.

GE’s Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE’s Facebook page and Twitter accounts, including @GE_Reports, contain a significant amount of information about GE, including financial and other information for investors.  GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Caution Concerning Forward-Looking Statements:
This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in sovereign debt situations; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (GE Money Japan); pending and future mortgage securitization claims and litigation in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at the planned level; GECC’s ability to pay dividends to GE at the planned level; our ability to convert pre-order commitments/wins into orders; the price we realize on orders since commitments/wins are stated at list prices; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; our capital allocation plans, as such plans may change and affect planned share repurchases and strategic actions, including acquisitions, joint ventures and dispositions; our success in completing announced transactions and integrating acquired businesses; our ability to complete the staged exit from our North American Retail Finance business as planned; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Investor Contact:
Trevor Schauenberg, 203.373.2424
trevor.a.schauenberg@ge.com

Media Contact:
Seth Martin, 203.572.3567
seth.martin@ge.com

(3)

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings
(unaudited)
							Financial
	Consolidated			GE(a)			Services (GECC)
Three Months Ended December 31	2013	2012	V%	2013	2012	V%	2013	2012	V%
Revenues and other income
Sales of goods and services	$28,701	$27,080	6%	$28,826	$27,301	6%	$36	$29	24%
Other income	932	826		993	830		-	-
GECC earnings from continuing operations	-	-		2,493	1,805		-	-
GECC revenues from services	10,749	11,256		-	-		11,041	11,576
Total revenues and other income	40,382	39,162	3%	32,312	29,936	8%	11,077	11,605	(5)%

Costs and expenses
Cost of sales, operating and administrative
expenses	31,039	29,113		26,231	24,417		5,178	5,118
Interest and other financial charges	2,468	2,934		345	393		2,273	2,682
Investment contracts, insurance losses and
insurance annuity benefits	654	702		-	-		648	713
Provision for losses on financing receivables	1,562	1,144		-	-		1,562	1,144
Total costs and expenses	35,723	33,893	5%	26,576	24,810	7%	9,661	9,657	-%

Earnings from continuing operations
before income taxes	4,659	5,269	(12)%	5,736	5,126	12%	1,416	1,948	(27)%
Benefit (provision) for income taxes	490	(820)		(602)	(694)		1,092	(126)
Earnings from continuing operations	5,149	4,449	16%	5,134	4,432	16%	2,508	1,822	38%
Earnings (loss) from discontinued
operations, net of taxes	(787)	(303)		(787)	(303)		(723)	(302)
Net earnings	4,362	4,146	5%	4,347	4,129	5%	1,785	1,520	17%
Less net earnings (loss) attributable to
noncontrolling interests	158	135		143	118		15	17
Net earnings attributable
to the Company	4,204	4,011	5%	4,204	4,011	5%	1,770	1,503	18%
Preferred stock dividends declared	-	-		-	-		(163)	(123)
Net earnings attributable to
GE common shareowners	$4,204	$4,011	5%	$4,204	$4,011	5%	$1,607	$1,380	16%

Amounts attributable to the Company:
Earnings from continuing operations	$4,991	$4,314	16%	$4,991	$4,314	16%	$2,493	$1,805	38%
Earnings (loss) from discontinued
operations, net of taxes	(787)	(303)		(787)	(303)		(723)	(302)
Net earnings attributable
to the Company	$4,204	$4,011	5%	$4,204	$4,011	5%	$1,770	$1,503	18%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.49	$0.41	20%
Basic earnings per share	$0.49	$0.41	20%

Per-share amounts - net earnings
Diluted earnings per share	$0.41	$0.38	8%
Basic earnings per share	$0.42	$0.38	11%

Total average equivalent shares
Diluted shares	10,162	10,500	(3)%
Basic shares	10,090	10,447	(3)%

Dividends declared per common share	$0.22	$0.19	16%

Amounts attributable to the Company:
Earnings from continuing operations	$4,991	$4,314	16%
Adjustment (net of tax): Non-operating
pension costs/(income)	426	350
Operating earnings (non-GAAP measure)	$5,417	$4,664	16%

Operating earnings – diluted earnings
per share	$0.53	$0.44	20%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2012 consolidated financial statements at www.ge.com/ar2012 for further information about consolidation matters.

(4)

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings
(unaudited)
							Financial
	Consolidated			GE(a)			Services (GECC)
Twelve Months Ended December 31	2013	2012	V%	2013	2012	V%	2013	2012	V%
Revenues and other income
Sales of goods and services	$100,542	$100,149	-%	$101,014	$100,875	-%	$126	$119	6%
Other income	3,014	2,563		2,886	2,657		–	–
GECC earnings from continuing operations	–	–		8,258	7,345		–	–
GECC revenues from services	42,489	43,972		–	–		43,941	45,245
Total revenues and other income	146,045	146,684	-%	112,158	110,877	1%	44,067	45,364	(3)%

Costs and expenses
Cost of sales, operating and administrative
expenses	112,284	110,207		93,735	92,727		19,884	19,023
Interest and other financial charges	10,116	12,407		1,333	1,353		9,267	11,596
Investment contracts, insurance losses and
insurance annuity benefits	2,676	2,857		–	–		2,779	2,984
Provision for losses on financing receivables	4,818	3,832		–	–		4,818	3,832
Total costs and expenses	129,894	129,303	-%	95,068	94,080	1%	36,748	37,435	(2)%

Earnings from continuing operations
before income taxes	16,151	17,381	(7)%	17,090	16,797	2%	7,319	7,929	(8)%
Benefit (provision) for income taxes	(676)	(2,534)		(1,668)	(2,013)		992	(521)
Earnings from continuing operations	15,475	14,847	4%	15,422	14,784	4%	8,311	7,408	12%
Earnings (loss) from discontinued
operations, net of taxes	(1,122)	(983)		(1,122)	(983)		(1,057)	(1,130)
Net earnings	14,353	13,864	4%	14,300	13,801	4%	7,254	6,278	16%
Less net earnings (loss) attributable to
noncontrolling interests	298	223		245	160		53	63
Net earnings attributable
to the Company	14,055	13,641	3%	14,055	13,641	3%	7,201	6,215	16%
Preferred stock dividends declared	–	–		–	–		(298)	(123)
Net earnings attributable to
GE common shareowners	$14,055	$13,641	3%	$14,055	$13,641	3%	$6,903	$6,092	13%

Amounts attributable to the Company:
Earnings from continuing operations	$15,177	$14,624	4%	$15,177	$14,624	4%	$8,258	$7,345	12%
Earnings (loss) from discontinued
operations, net of taxes	(1,122)	(983)		(1,122)	(983)		(1,057)	(1,130)
Net earnings attributable
to the Company	$14,055	$13,641	3%	$14,055	$13,641	3%	$7,201	$6,215	16%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$1.47	$1.38	7%
Basic earnings per share	$1.48	$1.39	6%

Per-share amounts - net earnings
Diluted earnings per share	$1.36	$1.29	5%
Basic earnings per share	$1.37	$1.29	6%

Total average equivalent shares
Diluted shares	10,289	10,564	(3)%
Basic shares	10,222	10,523	(3)%

Dividends declared per common share	$0.79	$0.70	13%

Amounts attributable to the Company:
Earnings from continuing operations	$15,177	$14,624	4%
Adjustment (net of tax): Non-operating
pension costs/(income)	1,705	1,386
Operating earnings (non-GAAP measure)	$16,882	$16,010	5%

Operating earnings – diluted earnings
per share	$1.64	$1.51	9%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2012 consolidated financial statements at www.ge.com/ar2012 for further information about consolidation matters.

(5)

GENERAL ELECTRIC COMPANY
Summary of Operating Segments
(unaudited)

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2013	2012	V%	2013	2012	V%

Revenues(a)
Power & Water	$7,686	$7,652	-%	$24,724	$28,299	(13)%
Oil & Gas	5,306	4,548	17%	16,975	15,241	11%
Energy Management	2,012	1,934	4%	7,569	7,412	2%
Aviation	6,170	5,467	13%	21,911	19,994	10%
Healthcare	5,117	5,183	(1)%	18,200	18,290	-%
Transportation	1,460	1,364	7%	5,885	5,608	5%
Appliances & Lighting(b)	2,196	2,068	6%	8,338	7,967	5%
Total industrial segment revenues	29,947	28,216	6%	103,602	102,811	1%
GE Capital	11,077	11,605	(5)%	44,067	45,364	(3)%
Total segment revenues	41,024	39,821	3%	147,669	148,175	-%
Corporate items and eliminations(a)	(642)	(659)	3%	(1,624)	(1,491)	(9)%
Consolidated revenues and other income from
continuing operations	$40,382	$39,162	3%	$146,045	$146,684	-%

Segment profit(a)
Power & Water	$1,897	$1,747	9%	$4,992	$5,422	(8)%
Oil & Gas	802	649	24%	2,178	1,924	13%
Energy Management	46	64	(28)%	110	131	(16)%
Aviation	1,251	1,039	20%	4,345	3,747	16%
Healthcare	1,062	1,021	4%	3,048	2,920	4%
Transportation	280	252	11%	1,166	1,031	13%
Appliances & Lighting(b)	142	115	23%	381	311	23%
Total industrial segment profit	5,480	4,887	12%	16,220	15,486	5%
GE Capital	2,493	1,805	38%	8,258	7,345	12%
Total segment profit	7,973	6,692	19%	24,478	22,831	7%

Corporate items and eliminations(a)	(2,035)	(1,291)	(58)%	(6,300)	(4,841)	(30)%
GE interest and other financial charges	(345)	(393)	12%	(1,333)	(1,353)	1%
GE provision for income taxes	(602)	(694)	13%	(1,668)	(2,013)	17%

Earnings from continuing operations
attributable to the Company	4,991	4,314	16%	15,177	14,624	4%

Earnings (loss) from discontinued operations,
net of taxes, attributable to the Company	(787)	(303)	U	(1,122)	(983)	(14)%

Consolidated net earnings attributable
to the Company	$4,204	$4,011	5%	$14,055	$13,641	3%

(a)
Segment revenues includes both revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations, earnings attributable to noncontrolling interests of consolidated subsidiaries, GECC preferred stock dividends declared and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Power & Water, Oil & Gas, Energy Management, Aviation, Healthcare, Transportation and Appliances & Lighting; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital. Certain corporate costs, such as shared services, employee benefits and information technology are allocated to our segments based on usage. A portion of the remaining corporate costs are allocated based on each segment’s relative net cost of operations.

(b)	Formerly Home & Business Solutions.

(6)

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2013	2012	V%	2013	2012	V%

GE Capital

Revenues	$11,077	$11,605	(5)%	$44,067	$45,364	(3)%

Segment profit	$2,493	$1,805	38%	$8,258	$7,345	12%

Revenues
Commercial Lending and Leasing (CLL)	$3,225	$4,052	(20)%	$14,316	$16,458	(13)%
Consumer	4,583	3,912	17%	15,741	15,303	3%
Real Estate	697	994	(30)%	3,915	3,654	7%
Energy Financial Services	442	422	5%	1,526	1,508	1%
GE Capital Aviation Services (GECAS)	1,373	1,397	(2)%	5,346	5,294	1%

Segment profit
CLL	$263	$546	(52)%	$1,965	$2,401	(18)%
Consumer	2,057	751	F	4,319	3,207	35%
Real Estate	128	309	(59)%	1,717	803	F
Energy Financial Services	117	107	9%	410	432	(5)%
GECAS	71	343	(79)%	896	1,220	(27)%

(7)

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position (unaudited)

					Financial
	Consolidated		GE(a)		Services (GECC)
(Dollars in billions)	12/31/13	12/31/12	12/31/13	12/31/12	12/31/13	12/31/12

Assets
Cash & marketable securities	$132.5	$125.8	$14.0	$15.6	$118.5	$110.3
Receivables	21.4	19.9	11.0	9.3	–	–
Inventories	17.3	15.4	17.3	15.3	0.1	0.1
Financing receivables - net	241.9	257.2	–	–	253.0	268.2
Property, plant & equipment - net	68.8	68.6	17.6	16.0	51.6	53.0
Investment in GECC	–	–	78.7	77.9	–	–
Goodwill & intangible assets	92.0	85.1	64.6	56.8	27.3	28.3
Other assets	80.3	109.5	28.7	45.5	59.1	70.0
Assets of businesses held for sale	0.1	0.2	–	–	0.1	0.2
Assets of discontinued operations	2.3	3.3	–	–	2.3	3.3

Total assets	$656.6	$685.0	$231.9	$236.4	$512.0	$533.4

Liabilities and equity
Borrowings and bank deposits	$383.0	$413.8	$13.4	$17.5	$371.1	$397.0
Investment contracts, insurance liabilities
and insurance annuity benefits	26.5	28.3	–	–	27.0	28.7
Other liabilities	106.4	111.6	86.1	95.0	27.0	22.2
Liabilities of businesses held for sale	–	0.2	–	–	–	0.2
Liabilities of discontinued operations	3.0	2.7	0.1	0.1	2.8	2.7
GE shareowners' equity	131.5	123.0	131.5	123.0	83.7	81.9
Noncontrolling interests	6.2	5.4	0.8	0.8	0.4	0.7

Total liabilities and equity	$656.6	$685.0	$231.9	$236.4	$512.0	$533.4

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Supplemental consolidating data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2012 consolidated financial statements at www.ge.com/ar2012 for further information about consolidation matters.

(8)

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to operating earnings, operating earnings per share (EPS), Industrial segment organic revenue growth, GE Capital ending net investment (ENI) excluding cash and equivalents, cash generated from GE Industrial operating activities (Industrial CFOA), Industrial CFOA excluding certain items, GE CFOA excluding the effects of NBCU deal-related taxes and operating margin excluding the effects of acquisitions. The reconciliations of these measures to the most comparable GAAP measures follow.

Operating Earnings and Operating Earnings Per Share

(Dollars in millions; except earnings per share)	Three Months Ended December 31
	2013	2012	V%

Earnings from continuing operations attributable to GE	$4,991	$4,314	16%
Adjustment (net of tax): non-operating pension costs/(income)	426	350
Operating earnings	$5,417	$4,664	16%

Earnings per share – diluted(a)
Continuing earnings per share	$0.49	$0.41	20%
Adjustment (net of tax): non-operating pension costs/(income)	0.04	0.03
Operating earnings per share	$0.53	$0.44	20%

	Twelve Months Ended December 31
(Dollars in millions; except earnings per share)	2013	2012	V%

Earnings from continuing operations attributable to GE	$15,177	$14,624	4%
Adjustment (net of tax): non-operating pension costs/(income)	1,705	1,386
Operating earnings	$16,882	$16,010	5%

Earnings per share – diluted(a)
Continuing earnings per share	$1.47	$1.38	7%
Adjustment (net of tax): non-operating pension costs/(income)	0.16	0.13
Operating earnings per share	$1.64	$1.51	9%

(a)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost and prior service cost components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

(9)

Industrial Segment Organic Revenue Growth
	Three Months Ended December 31
(Dollars in millions)	2013	2012	V%

Segment revenues:
Power & Water	$7,686	$7,652
Oil & Gas	5,306	4,548
Energy Management	2,012	1,934
Aviation	6,170	5,467
Healthcare	5,117	5,183
Transportation	1,460	1,364
Appliances & Lighting	2,196	2,068
Industrial segment revenues	29,947	28,216	6%
Less the effects of:
Acquisitions, business dispositions and currency exchange rates	(864)	(534)
Industrial segment revenues excluding effects of acquisitions, business dispositions
and currency exchange rates (Industrial segment organic revenues)	$29,083	$27,682	5%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates.  We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends.  We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies.  Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

GE Capital Ending Net Investment (ENI), Excluding Cash and Equivalents

December 31,
(In billions)	2013

Financial Services (GECC) total assets	$512.0
Adjustment: deferred income taxes	4.8
GECC total assets	516.8
Less assets of discontinued operations	(2.3)
Less non-interest bearing liabilities	(59.3)
GE Capital ENI	455.2
Less cash and equivalents	(74.9)
GE Capital ENI, excluding cash and equivalents	$380.3

We use ENI to measure the size of our GE Capital segment. We believe that this measure is a useful indicator of the capital (debt or equity) required to fund a business as it adjusts for non-interest bearing current liabilities generated in the normal course of business that do not require a capital outlay. We also believe that by excluding cash and equivalents, we provide a meaningful measure of assets requiring capital to fund our GE Capital segment as a substantial amount of this cash resulted from debt issuances to pre-fund future debt maturities and will not be used to fund additional assets. Providing this measure will help investors measure how we are performing against our previously communicated goal to reduce the size of our financial services segment.

(10)

Industrial CFOA, Industrial CFOA Excluding the Effects of NBCU Deal-Related Taxes and Pension Contributions and GE CFOA Excluding the Effects of NBCU Deal-Related Taxes
	Twelve Months Ended December 31
(Dollars in millions)	2013	2012	V%

Cash from GE's operating activities (continuing operations) as reported	$14,255	$17,826	(20)%
Less dividends from GECC	5,985	6,426
Cash from GE's operating activities (continuing operations) excluding dividends
from GECC (Industrial CFOA)	8,270	11,400	(27)%

Adjustment: effects of NBCU deal-related taxes	3,184	-
Adjustment: effect of pension contributions	-	433
Industrial CFOA excluding effects of NBCU deal-related taxes and pension contributions	$11,454	$11,833	(3)%

Cash from GE's operating activities (continuing operations) as reported	$14,255
Adjustment: effects of NBCU deal-related taxes	3,184
GE CFOA excluding effects of NBCU deal-related taxes	$17,439

We define “Industrial CFOA” as GE’s cash from operating activities (continuing operations) less the amount of dividends received by GE from GECC. This includes the effects of intercompany transactions, including GE customer receivables sold to GECC; GECC services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECC; information technology (IT) and other services sold to GECC by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECC from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECC dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. We also believe that investors may find it useful to compare Industrial CFOA excluding the effects of taxes paid related to the NBCU transaction and 2012 pension contributions. Management recognizes that these measures may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GECC cash flows. We believe that our measures of Industrial CFOA and CFOA excluding certain items provide management and investors with useful measures to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides useful measures to supplement the reported GAAP CFOA measure.

(11)

Operating Margin Excluding the Effects of Acquisitions
	Twelve Months Ended December 31
(Dollars in millions)	2013	2012	V

Industrial Segments
Revenues	$103,602	$102,811
Operating profit	16,220	15,486
Operating margin	15.66%	15.06%	60bps

Less the effects of acquisitions in 2013
Revenues	$(1,503)
Operating profit	(168)

Industrial Segments excluding the effects of acquisitions in 2013
Revenues	$102,099	$102,811
Operating profit	16,052	15,486
Operating margin	15.72%	15.06%	66bps

For our industrial segments, we define operating margin as segment profit as a percentage of segment revenues.  We believe that this is a useful measure of our industrial segments’ performance. We also believe that the effects of acquisitions may obscure the underlying trend of operating margins for our industrial segments.  As such, we believe that measuring operating margins excluding the effect of acquisitions in 2013 provides management and investors with useful information for comparison of our industrial segment results.

(12)